AMENDMENT NO. 17 TO
PARTICIPATION AGREEMENT AMONG
WRL SERIES FUND, INC.,
TRANSAMERICA LIFE INSURANCE COMPANY,
AUSA LIFE INSURANCE COMPANY, INC.,
PEOPLES BENEFIT LIFE INSURANCE COMPANY AND
TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

         Amendment No. 17 to the Participation Agreement among WRL Series Fund, Inc., (the "Fund"), Transamerica Life Insurance Company ("Transamerica), AUSA Life Insurance Company, Inc. ("AUSA Life"), Peoples Benefit Life Insurance Company ("Peoples") and Transamerica Occidental Life Insurance Company ("TOLIC") dated July 1, 1992, as amended ("Participation Agreement").

         WHEREAS, Transamerica Life Insurance and Annuity Company (“TALIAC”), an affiliate of Transamerica, TOLIC, Peoples and AUSA Life, has registered or will register certain variable annuity contracts and/or variable life insurance policies (both the contracts and policies, collectively, “Policies”) under the Securities Act of 1933; and

         WHEREAS, TALIAC has, by resolution of its Board of Directors, established the Transamerica Life Insurance and Annuity Company Separate Account Designated as VA-8, a separate account for purpose of selling variable annuity contracts; AUSA Life has established the AUSA Series Annuity Account, a separate account for purpose of selling variable annuity contracts; and TOLIC has established the Transamerica Occidental Life Separate Account VUL-5, a separate account for purpose of selling variable life insurance policies. Such variable annuity contracts and variable life insurance policies will be funded by the AEGON/Transamerica Series Fund, Inc.; and

         WHEREAS, TALIAC will offer the TransMark Optimum Choice Variable Annuity Contract through the Transamerica Life Insurance and Annuity Company Separate Account Designated as VA-8; AUSA Life will offer the AUSA Premier Variable Annuity Contract through the AUSA Series Annuity Account; AUSA Life will offer the AUSA Financial Elite Builder and AUSA Freedom Wealth Protector through the AUSA Series Life Account; and TOLIC will offer the TransUltra Life Variable Universal Life Insurance Policy through the Transamerica Occidental Life Separate Account VUL-5; and

         WHEREAS, to the extent permitted by applicable insurance law and regulation, TALIAC, AUSA Life and TOLIC intend to purchase shares in one or more of the portfolios of the Fund to fund their respective contract or policy on behalf of each Account, as specified in Schedule A attached to this Amendment, as such Schedule A is amended by this Amendment No. 17, and as Schedule A may be amended from time to time; and

         WHEREAS, the Fund’s Board of Directors, at a meeting held on March 26, 2001, approved resolutions for the following changes to go into effective May 1, 2001: a name change for the Fund to AEGON/Transamerica Series Fund, Inc.; the deletion of the “WRL” in front of each portfolio’s name; a name change for the WRL VKAM Emerging Growth portfolio to Van Kampen Emerging Growth; and a change in name and sub-adviser for the WRL Goldman Sachs Small Cap portfolio to Munder Net50 to be sub-advised by Munder Capital Management; and

         WHEREAS, PFL’s (now Transamerica) Board of Directors approved resolutions to change the Company’s name to Transamerica Life Insurance Company effective March 1, 2001; and

         WHEREAS, each of the current parties is desirous of adding TALIAC as a party, subject to the same terms and conditions, of the Agreement.

         NOW, THEREFORE, IT IS HEREBY AGREED that TOLIC, through its separate account, Transamerica Occidental Life Separate Account VUL-5; AUSA Life through its separate account, AUSA Series Annuity Account; AUSA Life through its separate account, AUSA Series Life Account; and TALIAC, through its Transamerica Life Insurance and Annuity Company Separate Account Designated as VA-8, will purchase and redeem shares issued by AEGON/Transamerica Series Fund, Inc., subject to the terms and conditions of the Participation Agreement. It is also agreed that Schedule A to the Participation Agreement is hereby amended to add the Transamerica Occidental Life Separate Account VUL-5 as an additional “Account;” to add the AUSA Series Annuity Account as an additional “Account;” and to add the Transamerica Life Insurance and Annuity Company Separate Account Designated as VA-8 as an additional “Account;” to add TransMark Optimum Choice Variable Annuity contract issued by TALIAC; to add AUSA Premier Variable Annuity contract issued by AUSA Life; to add AUSA Financial Elite Builder life insurance policy issued by AUSA Life; to add AUSA Freedom Wealth Protector life insurance policy issued by AUSA Life; and to add TransUltra Life Variable Universal Life policy issued by TOLIC to the list of “Policies,” and to add the American Century International Portfolio, the American Century Income & Growth Portfolio, and the Munder Net50 Portfolio to the list of “Portfolios” of the AEGONTransamerica Series Fund, Inc.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2001.

TRANSAMERICA LIFE INSURANCE                             AEGON/TRANSAMERICA SERIES
COMPANY                                                 FUND, INC.
By its authorized officer                                     By its authorized officer

By:      /s/ Larry N. Norman                                  By:      /s/ John K. Carter
   -----------------------------------------                     --------------------------------
     Larry N. Norman                                              John K. Carter
     Title:  President                                            Title:  Vice President, Secretary
                                                                           and Counsel

AUSA LIFE INSURANCE                                           PEOPLES BENEFIT LIFE
COMPANY, INC.                                                 INSURANCE COMPANY
By its authorized officer                                     By its authorized officer

By:      /s/ William L. Busler                                By:      /s/ Larry N. Norman
   -----------------------------------------                     --------------------------------
     William L. Busler                                            Larry N. Norman
     Title:  Vice President                                       Title:  Executive Vice President

TRANSAMERICA OCCIDENTAL  LIFE
INSURANCE COMPANY
By its authorized officer

By:      /s/ Priscilla I. Hechler
   -----------------------------------------
     Priscilla I. Hechler
     Title:  Assistant Vice President and Assistant Secretary

AMENDED SCHEDULE A

Effective May 1, 2001
Account(s), Policy(ies) and Portfolio(s)
Subject to the Participation Agreement

Accounts:
Separate Account VA B
Separate Account VA BNY
Mutual Fund Account
Separate Account VA A
Separate Account VA C
Separate Account VA D
Retirement Builder Variable Annuity Account
AUSA Life Insurance Company, Inc. Separate Account C
Peoples Benefit Life Insurance Company Separate Account V
Legacy Builder Variable Life Separate Account
AUSA Series Life Account
AUSA Series Annuity Account
Transamerica Occidental Life Separate Account VUL-3
Separate Account VA E
Separate Account VA F
Transamerica Occidental Life Separate Account VUL-4
Transamerica Occidental Life Separate Account VUL-5
Transamerica Life Insurance and Annuity Company on behalf
of its Separate Account VA-8

        Policies:
Transamerica Landmark Variable Annuity
Transamerica Landmark ML Variable Annuity
AUSA Landmark Variable Annuity
The Atlas Portfolio Builder Variable Annuity
Transamerica EXTRA Variable Annuity
Transamerica Access Variable Annuity
Retirement Income Builder II Variable Annuity
AUSA & Peoples - Advisor’s Edge Variable Annuity
Peoples – Advisor’s Edge Select Variable Annuity
Legacy Builder Plus
AUSA Financial Freedom Builder
Transamerica Elite
Privilege Select Variable Annuity
Estate Enhancer Variable Life
TransSurvivor Life Variable Universal Life
TransMark Optimum Choice Variable Annuity
TransUltra Life Variable Universal Life
AUSA Financial Elite Builder
AUSA Premier Variable Annuity
AUSA Freedom Wealth Protector

AMENDED SCHEDULE A (continued)

         Portfolios:
AEGON/Transamerica Series Fund, Inc.
Janus Growth
AEGON Bond
J.P. Morgan Money Market
Janus Global
LKCM Strategic Total Return
Van Kampen Emerging Growth
Alger Aggressive Growth
AEGON Balanced
Federated Growth & Income
C.A.S.E. Growth
NWQ Value Equity
GE International Equity
GE U.S. Equity
J.P. Morgan Real Estate Securities
T. Rowe Price Dividend Growth
T. Rowe Price Small Cap
Goldman Sachs Growth
Pilgrim Baxter Mid Cap Growth
Salomon All Cap
Dreyfus Mid Cap
Third Avenue Value
Dean Asset Allocation
Great Companies - America sm
Great Companies - Technology sm
Value Line Aggressive Growth
Gabelli Global Growth
Great Companies - Global2
LKCM Capital Growth
American Century International
American Century Income & Growth
Munder Net50